EXHIBIT 32

CERTIFICATION

Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2003 of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KENNETH P. MANNING

Name:	Kenneth P. Manning
Title:	Chairman, President and Chief Executive Officer
Date:	March 15, 2004

CERTIFICATION

Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2003 of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD F. HOBBS

Name:	Richard F. Hobbs
Title:	Vice President, Chief Financial Officer and Treasurer
Date:	March 15, 2004